Exhibit 10.49.1

CONFIDENTIAL TREATMENT REQUESTED

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934 as amended. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

TERMINATION AGREEMENT

This Termination Agreement (this “Termination”) is made and entered into by way of deed on February 19, 2008, by Endo Pharmaceuticals Inc. (“Endo”) and Vernalis Development Limited (“Company”) and Vernalis plc (“Parent”).

RECITALS

WHEREAS, Company, Endo and Parent entered into that certain Loan Agreement, dated as of July 14, 2004 (the “Loan Agreement”);

WHEREAS, in connection with the Loan Agreement, Company and Endo entered into that certain Security Deed, dated as of August 23, 2004 (the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, Company granted to Endo a security interest in certain Collateral (as defined in the Security Agreement); and

WHEREAS, the parties now wish to accelerate the payment of the full amount outstanding under the Loan Agreement and terminate the Loan Agreement, the Security Agreement and Endo’s security interest in the Collateral.

WHEREAS, it is the intention of the parties that this document be executed as a deed.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties agree as follows:

1.	Payment by Company of the value outstanding under the Loan Agreement shall be satisfied as follows:

(a)	payment of seven million US Dollars (US$7,000,000) in cash within five business days of the date hereof.

(b)	payment of the balance shall be satisfied by way of a deemed prepayment by Endo of certain future royalties on Net Sales of Product in the Territory payable to Company as provided and defined in the License Agreement dated July 14, 2004 between Endo and Company (‘License Agreement’).

2.	To give effect to payment by Company under paragraph 1 above:

2.1	Endo and Company shall enter into of even date herewith:

(a)	an amendment to the License Agreement in the form attached hereto as Schedule 1 whereby, in recognition of the deemed prepayment of certain future royalties as detailed in paragraph 1(b) above, Endo shall going forward only be required to pay royalties to Company on the aggregate Net Sales of Product in the US Territory which, during the Year in question, is equal to or more than eighty-five million US Dollars (US$85,000,000) (all such terms as defined in the License Agreement), and

(b)

a letter agreement in the form attached hereto as Schedule 2 terminating the agreement dated 1st July 2005 between Endo and Company relating to the co-promotion of frovatriptan in the U.S.A. (‘Letter Agreement’).

2.2	Not later than five (5) Business Days (as defined in the Loan Agreement) after the date hereof, Company shall make a payment of seven million US Dollars (US$7,000,000 (the “Payoff Amount”) to the bank account of Endo, details of which are set forth in Schedule 3.

The amendments to the License Agreement and the Letter Agreement (as provided in paragraph 2.1 above), when signed, and the Payoff Amount, when received, will constitute full and final settlement of (a) all principal, interest, fees and other sums due under the Loan Agreement and (b) all Secured Obligations (as defined in the Security Agreement).

3.	Immediately following signature of the amendment to the License Agreement, the Letter Agreement and receipt of the Payoff Amount by Endo,

(a)	the Loan Agreement and the Security Agreement, including without limitation the Guarantee of Parent under clause 8 of the Loan Agreement, will terminate;

(b)	Endo’s security interest in the Collateral will terminate and Endo will release any claim of right, title or interest whatsoever in or to any of the Collateral; and

(c)	Endo shall provide Company with such signed UCC Termination Statements as may reasonably requested by Company to effect the termination of any UCC Financing Statements in its favor in respect of the Collateral.

4.	Endo hereby irrevocably consents, upon signature of the amendment to the License Agreement and receipt of the Payoff Amount, to the Company filing a return form 403a at Companies House in the United Kingdom to record the satisfaction in full and discharge of the security interest in the Collateral granted by the Security Agreement.

5.	Each party hereto shall execute and deliver to any other party hereto such other documents as may reasonably be requested to evidence the termination of the Loan Agreement, the Security Agreement and Endo’s security interest in the Collateral.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Termination is executed as a deed and has been delivered on the first date written above.

EXECUTED by ENDO PHARMACEUTICALS INC,.

acting by	/s/ Charles A. Rowland	[AGENT]

and	/s/ Nancy J. Wysenski	[SECOND AGENT]

acting under the authority of that Company, in the presence of:

Witness signature	/s/ Theresa Fettinger

Name:	Theresa Fettinger

Address:	100 Endo Blvd.

Chadds Ford, PA 19317

EXECUTED by VERNALIS PLC

acting by	/s/ A. J. Weir	[DIRECTOR]

and	/s/ John Slater	[DIRECTOR/SECRETARY]

EXECUTED by VERNALIS DEVELOPMENT LTD

acting by	/s/ A. J. Weir	[DIRECTOR]

and by	/s/ John Slater	[DIRECTOR/SECRETARY]

SCHEDULE 1

FOURTH AMENDMENT TO THE LICENSE AGREEMENT BETWEEN

VERNALIS DEVELOPMENT LIMITED

AND

ENDO PHARMACEUTICALS INC.

DATED JULY 14, 2004

This Fourth Amendment to the License Agreement by and between Vernalis Development Limited (“Vernalis”) and Endo Pharmaceuticals Inc. (“Endo”) (the “Fourth Amendment”) is, except as otherwise set forth herein, effective as of February 19, 2008.

WHEREAS, Vernalis and Endo entered into a License Agreement dated July 14, 2004, as amended by a letter agreement dated January 31, 2005, by a Second Amendment dated as of December 12, 2005 and by a Third Amendment dated as of July 23, 2007 (the “License”) whereby Vernalis licensed to Endo certain rights to the Product (as defined in the License); and

WHEREAS, Vernalis and Endo wish to further amend the License to address recent regulatory developments in relation to the MAM Product and the termination of the Loan Agreement and Security Agreement.

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Unless set forth herein, the capitalized terms contained in this Fourth Amendment shall have the meanings set forth in the License.

2.	The text of each of Clauses 1.1.21, 1.1.40, 1.1.57, 1.1.67, 1.1.89, 1.1.109, 3.1(iii), 6.1.1, 6.1.4, 6.2.1, 6.2.5 and 9 shall be deleted in its entirety.

3.	Clause 3.2.3 shall be deleted in its entirety and replaced with the following:

“Endo shall not be restricted from appointing distributors, contract sales organizations, advertisers, public relations agencies or advisors to assist Endo with Commercialising the Product in the Territory.”

4.	Clause 7.2 shall be modified by deleting the first sentence thereof and replacing it with the following:

“The SC shall hold meetings in person as frequently as the Members may agree shall be necessary during the period of this Agreement, or more frequently upon the reasonable request of either Party, but in any event no less frequently than monthly during the first six months following the Closing Date an no less frequently than once every other Quarter thereafter.”

5.	Effective as of January 1, 2008, the fourth paragraph of Clause 11.9.2 of the License shall be deleted in its entirety and replaced with the following:

“A equals *** per cent (***%) of that portion of aggregate Net Sales of Product in the US Territory, which, during the Year in question, is greater than or equal to eighty-five million USD (USD 85,000,000) and less than or equal to *** USD (USD ***);”

6.	Effective as of January 1, 2008, the fourth paragraph of Clause 11.9.3 of the Licence shall be deleted in its entirety and replaced with the following:

“A equals *** per cent (**%) of that portion of aggregate Net Sales of Product in the US Territory, which during the Year in question, is greater than or equal to eighty-five million USD (USD 85,000,000) and less than or equal to *** USD (USD ***)”

7.	Clause 11.15 of the License shall be deleted in its entirety and replaced with the following:

“11.15	Endo shall make all payments to Vernalis under this Agreement in USD from the USA. All payments under this Agreement shall be made free and clear of and without set off, deduction or deferment in respect of any taxes, disputes or claims whatsoever unless required by law or practice of any Competent Authority, provided always that both Parties shall have a right of set off as set forth in Clause 15.11. Endo and Vernalis shall co-operate to minimize any deduction or withholding in relation to any payments pursuant to this Agreement and, without limitation, Vernalis shall provide Endo with a W-8BEN (or successor form) duly executed by Vernalis.”

8.	The first sentence of Clause 25.1 shall be deleted in its entirety and replaced by the following:

“This Agreement, together with the Safety Agreement, constitutes the entire agreement and understanding between the Parties and supersedes all prior oral or written understandings, arrangements, representations or agreements between them relating to the subject matter of this Agreement.”

9.	All other terms and conditions of the License remain in full force and effect as originally written therein and as previously amended.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have duly executed this Fourth Amendment as of the first date written above.

ENDO PHARMACEUTICALS INC.

By:
Name:
Title:

VERNALIS DEVELOPMENT LTD.

By:
Name:
Title:

SCHEDULE 2

February 19, 2008

Endo Pharmaceuticals Inc.

100 Painters Drive

Chadds Ford PA 19317

Attn: Chief Legal Officer

Copy:	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York NY 10036 Attn: Eileen Nugent and Bruce Goldner

Dear Sirs,

Co-Promotion Agreement

We refer to our co-promotion agreement dated 1st July 2005 relating to the co-promotion of frovatriptan in the U.S.A (the “Co-Promotion Agreement”).

Pursuant to Clause 9.3 of the Co-Promotion Agreement we hereby agree to cease our co-promotion of frovatriptan in the U.S.A. and to terminate the Co-Promotion Agreement with effect from February 19, 2008.

Please confirm your agreement to this termination and its effective date by countersigning a copy of this letter and returning it to us.

Yours faithfully,

for and on behalf of Vernalis Development Ltd.

Director

Agreed for and on behalf of Endo Pharmaceuticals Inc.

(title)

(date)

SCHEDULE 3

Account of:	ENDO PHARMACEUTICALS INC.

Name of Bank:	***

Address of Bank:	***

Account Number	***

ABA No.:	***